Registration No. _____________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TARRAGON CORPORATION

(Exact name of registrant as specified in governing instruments)

Nevada	94-2432628

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1775 Broadway, 23rd Floor
New York, NY 10019

                                             (Address of Principal Executive Offices)                         (Zip Code)

TARRAGON CORPORATION OMNIBUS PLAN

(Full title of the plan)

William S. Friedman
1775 Broadway, 23rd Floor
New York, New York 10019

(Name and address of agent for service)

(212) 949-5000 • (212) 949-8001 (Fax)

(Telephone number, including area code, of agent for service)

With a Copy to:
Steven C. Metzger, Esq.
Metzger & McDonald PLLC
2626 Cole Avenue, Suite 900
Dallas, Texas 75204
(214) 969-7600 • (214) 523-3838 (Fax)

Calculation of Registration Fee

Proposed
		Proposed	maximum
Title of securities	Amount to be	maximum offering	aggregate offering	Amount of
to be registered	registered (1)	price per units(s)	price (2)	registration fee
Tarragon Corporation Common Stock, par value $0.01 per share	2,000,000 Shares	$20.19	$37,668.324.72	$4,433.56

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate additional amount of shares of Common Stock to be offered or sold pursuant to the anti-dilution provisions of the Omnibus Plan.

(2)	Calculated based on 409,101 shares subject to outstanding Awards issued under the Omnibus Plan at exercise prices ranging from $8.36 to $20.94 per share, and the remaining 1,590,899 shares at a price per share calculated on the basis of the closing sales price per share, as reported on NASDAQ National Market on March 31, 2005, of $20.19, all in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

     Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

     Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

     Tarragon Corporation (the “Registrant” or “Tarragon” or the “Company” or “we”) incorporates by reference the following documents which we have previously filed with the Securities and Exchange Commission (File No. 000-22999):

1.	Tarragon Corporation’s Annual Report on Form 10-K (File No. 000-22999) for the fiscal year ended December 31, 2004 filed on March 16, 2005.

2.	Tarragon Corporation’s Annual Report to Stockholders.

3.	All other reports filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended since the end of the fiscal year covered by the document referred to in (1) above.

4.	Description of Tarragon’s common stock set forth in a Registration Statement on Form 8-B filed on August 20, 1997 (File No. 000-22999) as updated by Registration Statement on Form S-3 No. 333-121258 effective January 24, 2005 under the caption “Description of Capital Stock – Common Stock.”

     All documents which we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement, which indicate that all of the shares of Common Stock offered have been sold, or which de-registers all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently-filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supercedes such statement. Any statement so modified or superceded shall not be deemed, except as so modified or superceded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not applicable.

Item 5. Interest of Named Experts and Counsel

     Not applicable.

Item 6. Indemnification of Directors and Officers

     Tarragon’s Articles of Incorporation provide that it “shall indemnify to the fullest extent authorized or permitted by law . . . any person made or threatened to be made a party or witness to any action, suit or proceeding (whether civil, criminal or otherwise) by reason of the fact that such person is or was a director, officer, employee or agent” of Tarragon. Further, Tarragon’s Bylaws provide that “[e]ach officer director or employee . . . shall be indemnified . . . to the full extent permitted under Chapter 78 of the Nevada Revised Statutes . . . and other applicable law.”

     Pursuant to the Nevada Revised Statutes, a corporation may indemnify persons for expenses related to an action, suit or proceeding, except an action by or in the right of the corporation, by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if such person had no reasonable cause to believe his conduct was unlawful. The expenses indemnified against in this provision include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the action, suit or proceeding. The Nevada Revised Statutes further provide that a corporation may indemnify persons for attorneys’ fees related to an action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent, if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. A corporation may also indemnify directors for amounts paid in judgments and settlements in such a suit, but only if ordered by a court after determining that the person is “fairly and reasonably” entitled to indemnity.

     Under the Management Liability Provision of Tarragon’s Articles of Incorporation, directors do not have personal liability to Tarragon or to its stockholders for monetary damages for any breach of their fiduciary duties as directors (including, without limitation, any liability for gross negligence in the performance of their duties), except

•	for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or

•	for the payment of dividends in violation of NRS 78.300.

     By precluding personal liability for certain breaches of fiduciary duty, including grossly negligent business decisions made in connection with evaluating takeover proposals to acquire Tarragon, the Management Liability Provision supplements indemnification rights afforded under Tarragon’s Articles of Incorporation and Bylaws which provide, in substance, that Tarragon shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Nevada Revised Statutes and other applicable laws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Tarragon under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by Tarragon of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against Tarragon by any director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

     The following are filed herewith as exhibits or are incorporated by reference as indicated below.

Exhibit
Designation	Description
3.1	Articles of Incorporation of Tarragon Corporation filed with and approved by the Secretary of State of Nevada on April 2, 1997 (incorporated by reference is made to Exhibit 3.2 to Form 8-K of Tarragon Corporation for Event Reported July 10, 1997).

3.2	Bylaws of Tarragon Corporation as adopted April 3, 1997 (incorporation by reference is made to Exhibit 3.3 to Form 8-K of Tarragon Corporation for Event Reported July 10, 1997).

Exhibit
Designation	Description
3.3	Agreement and Plan of Merger of Vinland Property Corporation and Tarragon Corporation dated July 24, 1997 (incorporation by reference is made to Exhibit 3.4 to Form 8-K of Tarragon Corporation for Event Reported July 10, 1997).

3.4	Articles of Merger of National Income Realty Corporation into Tarragon Corporation as filed with and approved by the Secretary of State of Nevada on November 24, 1998 (incorporation by reference is made to Exhibit 3.8 to Form 8-K Current Report for Event Occurring November 24, 1998 and to Exhibit 3.6 to Registration Statement No. 333-60527 on Form S-4).

3.5	Certificate of Amendment to Articles of Incorporation of Tarragon Corporation as filed with and approved by the Secretary of State of Nevada on June 17, 2004 (incorporation by reference is made to Exhibit 3.10 to Form 8-K Current Report for Event occurring June 14, 2004).

4.2	Certificate of Designation of Preferences and Relative Participating or Optional or Other Special Rights and Qualifications, Limitations, or Restrictions Thereof of 10% Cumulative Preferred Stock of Tarragon Corporation as filed with and approved by the Secretary of State of Nevada on May 1, 2000 (incorporation by reference is made to Exhibit 4.4 to Registrant’s Registration Statement No. 333-31424 on Form S-4).

4.3	Indenture Agreement dated September 16, 2004, between Tarragon Corporation and US Bank National Association, as Trustee (incorporation by reference is made to Exhibit 4.1 to Form 10-Q for the quarter ended September 30, 2004 of Tarragon Corporation).

5.1*	Opinion of Metzger & McDonald PLLC as to the legality of the securities.

5.2*	Opinion of Lionel, Sawyer & Collins as to the legality of the securities.

10.3	Tarragon Corporation Omnibus Plan approved by stockholders on June 14, 2004 (incorporation by reference is made to Exhibit 10.3 to Form 8-K Current Report for Event occurring June 14, 2004).

23.1	Consent of Metzger & McDonald PLLC (included in Exhibit 5.1)

23.2	Consent of Lionel, Sawyer & Collins (included in Exhibit 5.2)

23.3*	Consent of Grant Thornton LLP

24.1	Power of Attorney (included on signature page)

*	Filed with this registration statement.

Item 9. Undertakings.

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Tarragon pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Tarragon under the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Tarragon certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on March 31, 2005.

TARRAGON CORPORATION

By:	/s/ William S. Friedman

William S. Friedman
Chief Executive Officer and Director

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below on this registration statement constitutes and appoints each of William S. Friedman and Erin D. Pickens his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this registration statement of Tarragon Corporation and to file same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents, or any of them, or their or his or her substitute or substitutes full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ William S. Friedman	Chief Executive Officer and Chairman of the Board of	March 31, 2005
William S. Friedman	Directors (Principal Executive Officer

/s/ Erid D. Pickens	Executive Vice President and Chief Financial Officer	March 31, 2005
Erin D. Pickens	(Principal Financial and Accounting Officer)

/s/ Willie K. Davis	Director	March 31, 2005
Willie K. Davis

/s/ Richard Frary	Director	March 31, 2005
Richard Frary

/s/ Lance Liebman	Director	March 31, 2005
Lance Liebman

/s/ Robert C. Rohdie	Director	March 31, 2005
Robert C. Rohdie

/s/ Robert P. Rothenberg	Director	March 31, 2005
Robert P. Rothenberg

/s/ Lawrence G. Schafran	Director	March 31, 2005
Lawrence G. Schafran

/s/ Raymond V.J. Schrag	Director	March 31, 2005
Raymond V.J. Schrag

/s/ Carl B. Weisbrod	Director	March 31, 2005
Carl B. Weisbrod

INDEX TO EXHIBITS

Exhibit
Designation	Description
3.1	Articles of Incorporation of Tarragon Corporation filed with and approved by the Secretary of State of Nevada on April 2, 1997 (incorporated by reference is made to Exhibit 3.2 to Form 8-K of Tarragon Corporation for Event Reported July 10, 1997).

3.2	Bylaws of Tarragon Corporation as adopted April 3, 1997 (incorporation by reference is made to Exhibit 3.3 to Form 8-K of Tarragon Corporation for Event Reported July 10, 1997).

3.3	Agreement and Plan of Merger of Vinland Property Corporation and Tarragon Corporation dated July 24, 1997 (incorporation by reference is made to Exhibit 3.4 to Form 8-K of Tarragon Corporation for Event Reported July 10, 1997).

3.4	Articles of Merger of National Income Realty Corporation into Tarragon Corporation as filed with and approved by the Secretary of State of Nevada on November 24, 1998 (incorporation by reference is made to Exhibit 3.8 to Form 8-K Current Report for Event Occurring November 24, 1998 and to Exhibit 3.6 to Registration Statement No. 333-60527 on Form S-4).

3.5	Certificate of Amendment to Articles of Incorporation of Tarragon Corporation as filed with and approved by the Secretary of State of Nevada on June 17, 2004 (incorporation by reference is made to Exhibit 3.10 to Form 8-K Current Report for Event occurring June 14, 2004).

4.2	Certificate of Designation of Preferences and Relative Participating or Optional or Other Special Rights and Qualifications, Limitations, or Restrictions Thereof of 10% Cumulative Preferred Stock of Tarragon Corporation as filed with and approved by the Secretary of State of Nevada on May 1, 2000 (incorporation by reference is made to Exhibit 4.4 to Registrant’s Registration Statement No. 333-31424 on Form S-4).

4.3	Indenture Agreement dated September 16, 2004, between Tarragon Corporation and US Bank National Association, as Trustee (incorporation by reference is made to Exhibit 4.1 to Form 10-Q for the quarter ended September 30, 2004 of Tarragon Corporation).

5.1*	Opinion of Metzger & McDonald PLLC as to the legality of the securities.

5.2*	Opinion of Lionel, Sawyer & Collins as to the legality of the securities.

10.3	Tarragon Corporation Omnibus Plan approved by stockholders on June 14, 2004 (incorporation by reference is made to Exhibit 10.3 to Form 8-K Current Report for Event occurring June 14, 2004).

23.1	Consent of Metzger & McDonald PLLC (included in Exhibit 5.1)

23.2	Consent of Lionel, Sawyer & Collins (included in Exhibit 5.2)

23.3*	Consent of Grant Thornton LLP

24.1	Power of Attorney (set forth on signature page)

*	Filed herewith.